Exhibit 10.37

AMENDMENT NO. 1 TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of December 31, 2003 is by and among Delco Remy International Inc., a Delaware corporation, Delco Remy America, Inc., a Delaware corporation, DR Sales, Inc., a Delaware corporation, Franklin Power Products, Inc., an Indiana corporation, HSG I, Inc, a Delaware corporation, HSG II, Inc, a Delaware corporation, International Fuel Systems, Inc., an Indiana corporation, JAX Reman, L.L.C., a Delaware limited liability company, M. & M. Knopf Auto Parts, L.L.C., a Delaware limited liability company, Nabco, Inc., a Michigan corporation, Powrbilt Products, Inc., a Texas corporation, Remy Logistics, L.L.C., a Delaware limited liability company, Remy Reman, L.L.C., a Delaware limited liability company, Williams Technologies, Inc., a South Carolina corporation, World Wide Automotive, L.L.C., a Virginia limited liability company (each individually a “Borrower” and collectively, the “Borrowers”), Congress Financial Corporation (Central), an Illinois corporation, as agent for Lenders referenced below (in such capacity and as US Collateral Agent, the “Agent”) and the financial institutions which are party hereto. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Loan Agreement (defined below).

R E C I T A L S:

        WHEREAS, Agent, the Lenders party thereto and Borrowers are party to that certain Amended and Restated Loan and Security Agreement dated as of October 3, 2003 (the “Loan Agreement”);

        WHEREAS, Borrowers have requested that Agent and Lenders agree to certain amendments to the Loan Agreements as set forth herein; and

        WHEREAS, Agent and Lenders have agreed to such amendments upon the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments to Loan Agreements. Immediately upon the satisfaction of each of the conditions precedent set forth in Section 2 below:

        (a) Section 1 of the US Loan Agreement is hereby amended by adding a new definition of “Advance Stores Letter Agreement” to read as follows:

“Advance Stores Letter Agreement has the meaning set forth in Section 9.7(b)(vii) hereof.”

        (b) The definition of “EBITDA” set forth in Section 1 of the Loan Agreement is hereby amended and restated to read as follows:

        “EBITDA” shall mean, in any period, the consolidated net income of the Parent and its Subsidiaries for such period,

plus (a), to the extent deducted in the determination of such consolidated net income for such period:

(i)	Interest Expense;

(ii)	Provision for Taxes;

(iii)	depreciation;

(iv)	amortization to the extent not included in Interest Expense;

(v)	any net loss from an unconsolidated subsidiary or joint venture;

(vi)	any net loss attributable to minority interests;

(vii)	extraordinary or non-recurring non-cash items of expense or loss;

(viii)	any lump-sum write-offs, whether in whole or in part, of deferred financing charges;

(ix)	any lump sum write-offs, whether in whole or in part, of goodwill due to a determination under GAAP that its value has been impaired;

(x)	any net loss on the sale of a business;

(xi)	any net loss on the sale of fixed assets;

(xii)	the one-time discontinued operations charge totaling $57,496,000 taken in calendar year 2002 related to the gas engine divisions of Borrowers;

(xiii)	the one time restructuring charge totaling $56,378,000 (cash) offset by $11,646,000 (non-cash) taken in calendar year 2003 related to the Global Capacity Initiative;

(xiv)	the one time charge totaling $104,113,000 taken in December, 2003 related to core Inventory valuations; and

(xv)	payments made by any Loan Party, any Subsidiary of any Loan Party or any Mexican Affiliate (as defined in Section 9.10(g) hereof) in connection with that certain arbitration claim described in Section 9.10(g)(E) hereof to the extent included in consolidated net income.

minus, (b) to the extent included in the determination of such consolidated net income for such period:

(i)	any net income from an unconsolidated subsidiary or joint venture;

(ii)	any net income attributable to minority interests;

(iii)	any net income on the sale of a business;

(iv)	any net income from the sale of fixed assets;

(v)	extraordinary or non-recurring income or gains, and

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(vi)	any net income from operations of a Foreign Subsidiary to the extent such Foreign Subsidiary is subject to any prohibition on, or any condition, limitation, or other restriction having the effect of prohibiting, repatriating or otherwise transferring income (or repaying intercompany loans or advances), directly or indirectly, to Parent or a Borrower (other than voluntary restrictions imposed by Parent for tax planning purposes);

all of the above calculated in accordance with GAAP to the extent applicable.

        (c) The definition of “Fixed Charges” set forth in Section 1 of the Loan Agreement is hereby amended and restated to read as follows:

“Fixed Charges” shall mean, with respect to Parent and its Subsidiaries on a consolidated basis for any fiscal period, (a) the aggregate of all Interest Expense payable in cash for such period, plus (b) principal payments, Capital Lease payments, deferred obligations to reimburse a letter of credit issuing bank after a draw on such letter of credit and redemption obligations of Indebtedness which, in each case, were originally scheduled to be paid in cash during such period, and including any mandatory prepayments of such Indebtedness plus (c) the cash portion of any capital expenditures determined in accordance with GAAP to the extent applicable, made during such period (to the extent not already included in clause (b) above), plus (d) to the extent not deducted from consolidated net income, the cash portion of any and all payments in respect of tax sharing agreements, management agreements and consulting agreements made during such period, plus (e) the cash portion of dividends paid by Parent during such period, plus (f) income taxes paid or payable (except to the extent contested pursuant to Section 9.4 hereof) by Parent and its Subsidiaries during such period, plus (g) payments made (i) to any minority shareholders of any Subsidiary of Parent and, without duplication, (ii) by any Loan Party, any Subsidiary of any Loan Party or any Mexican Affiliate (as defined in Section 9.10(g) hereof) in connection with that certain arbitration claim described in Section 9.10(g)(E) to the extent such payments under this clause (ii) are captured in clause (xv) of the definition of “EBITDA” (less, in the case of any payments made to the minority shareholders of Delco Remy Mexico, S. de R.L. de C.V., the portion of proceeds received in calendar year 2003 and 2004 from the sale and lease back transaction described in Section 9.7(b)(ix) which have been used to make such payments to the minority shareholders of Delco Remy Mexico, S. de R.L. de C.V. limited to the aggregate amount of payments made to such minority shareholders), plus (h) cash payments made in connection with the Global Capacity Initiative (less net proceeds received in calendar year 2003 from the sale of Tractech, Inc.; provided that the aggregate amount of such net proceeds shall not exceed $13,770,000),

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plus (i) earn-out payments made during such period pursuant to that certain Stock Purchase Agreement dated as of March 10, 2002 by and among Reman Holdings, Inc., M. & M. Knopf and the “Sellers” (as defined therein). Cash capital expenditures are those capital expenditures that are not financed with new Indebtedness (including Indebtedness incurred under this Agreement or the Foreign Loan Agreements) or through Capital Leases.

        (d) The definition of “Maximum Term Credit” set forth in Section 1 of the Loan Agreement is hereby amended and restated to read as follows:

“Maximum Term Credit” shall mean, at any time, with respect to Parent and its Subsidiaries, the lesser of (a) the amount of $60,000,000 or (b) the amount equal to two and three-quarters times (2.75 times) the EBITDA for the twelve month period ending on or most recently prior to the date of determination based on the financial statements of Borrower delivered in accordance with Section 9.6 hereof minus the sum of (as reflected in such financial statements) (i) the aggregate outstanding amount of Revolving Loans and Letter of Credit Accommodations to all Borrowers at such time and the US Dollar Amount of all Foreign Advances outstanding at such time, (ii) the US Dollar Amount of the aggregate Indebtedness outstanding under the Foreign Credit Lines at such time, (iii) without duplication, the US Dollar Amount of other secured Indebtedness (including Capital Leases but excluding the Term B Obligations) and any Indebtedness relating to or arising under any sale/leaseback transaction and (iv) without duplication, for the month ending on or most recently prior to the date of determination, the amount of collections in excess of $20,000,000 arising from collections under the GE Program, the SunTrust Letter Agreement and the Advanced Stores Letter Agreement. For purposes of this definition, (a) collections under the SunTrust Letter Agreement and the Advance Stores Letter Agreement will be calculated on an actual paid early basis as of such month and using 97 day terms, testing invoice by invoice and (b) collections under the GE Program will be based on actual receipts collected in such month.

        (e) Section 9.7(b)(vii) of the Loan Agreement is hereby amended and restated to read as follows:

“(vii) the sale of (A) Receivables owing from AutoZone, Inc. or other account debtors acceptable to Agent pursuant to a Purchase Commitment; provided, that, the terms and conditions of such Purchase Commitment have been approved by Agent, (B) Receivables of Delco UK pursuant to that certain Invoice Discounting Facility dated as of February 3, 2003 between Delco UK and Barclay Bank PLC; provided that (1) the face amount of Receivables sold pursuant to such facility shall not exceed £1,500,000 pound sterling in any fiscal year and (2) such facility shall be terminated upon the execution of an amendment to the

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European Loan Agreement which reinstates the ability of Delco UK to request Foreign Advances subject to the terms and conditions of the European Loan Agreement, (C) Receivables owing from AutoZone Inc., which sales are made pursuant to the terms and conditions of that certain letter agreement and consent agreement entered into by and among SunTrust Bank, as agent, World Wide Automotive, Inc. (predecessor to World Wide Automotive, L.L.C.) and Agent each in the form approved by Agent (collectively, the “SunTrust Letter Agreement”) and (D) Receivables owing from Advance Stores Company, Incorporated, which sales are made pursuant to the terms and conditions of that certain letter agreement and consent agreement entered into by and among SunTrust Bank, as agent, World Wide Automotive, L.L.C., and Agent each in the form approved by Agent (collectively, the “Advance Stores Letter Agreement”); provided that, with respect to the sales contemplated by clauses (C) and (D), (1) no such sale of any Receivable generating net proceeds less than 90% of the face amount of such Receivable shall be made at any time, (2) the related drafts issued pursuant to the SunTrust Letter Agreement or the Advance Stores Letter Agreement shall be due no later than six (6) months after the creation of the related Receivable, (3) no such sale of any Receivable shall be made at any time that a Default or Event of Default shall have occurred and be continuing and (4) no amendments or modifications may be made to the SunTrust Letter Agreement or the Advance Stores Letter Agreement without the Agent’s prior written consent;”

Section 2. Conditions to Effectiveness. The effectiveness of amendments set forth in Section 1 above is subject to the satisfaction of the following conditions:

        (a) Agent shall have received a duly executed counterpart of this Amendment from the Borrowers and the Lenders;

        (b) Agent shall have received a reaffirmation of guaranty from each guarantor of the Obligations, in form and substance satisfactory to the Agent; and

        (c) Agent shall have received, for the ratable benefit of the Lenders party hereto, an amendment fee in the amount of $100,000 which fee shall be deemed fully earned and payable on the date hereof. Borrowers authorize Agent to charge such fee to the Revolving Loans of Borrowers.

Section 3. Representations, Warranties and Covenants. In order to induce Agent and Lenders to enter into this Amendment, Borrowers represent, warrant and covenant to Agents and Lenders, upon the effectiveness of this Amendment, which representations, warranties and covenants shall survive the execution and delivery of this Amendment that:

        (a) No Default; etc. No Default or Event of Default has occurred and is continuing after giving effect to this Amendment or would result from the execution or

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delivery of this Amendment or the consummation of the transactions contemplated hereby.

        (b) Corporate Power and Authority; Authorization. Each Borrower has the limited liability company or limited partnership power and authority to execute and deliver this Amendment and to carry out the terms and provisions of the Financing Agreements, as amended by this Amendment, to which it is a party and the execution and delivery by such Borrower of this Amendment, and the performance by such Borrower of its obligations hereunder have been duly authorized by all requisite corporate action by such Borrower.

        (c) Execution and Delivery. Each Borrower has duly executed and delivered this Amendment.

        (d) Enforceability. This Amendment, the Financing Agreements, as amended by this Amendment, constitute the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ right generally, and by general principles of equity.

        (e) Representations and Warranties. All of the representations and warranties contained in the Financing Agreements (other than those which speak expressly only as of a different date) are true and correct as of the date hereof after giving effect to this Amendment and the transactions contemplated hereby.

Section 4. Miscellaneous.

        (a) Effect; Ratification. Borrowers acknowledge that all of the reasonable legal expenses incurred by Agent in connection herewith shall be reimbursable under Section 9.21 of the Loan Agreement. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of any Financing Agreement or (ii) prejudice any right or rights that any Lender may now have or may have in the future under or in connection with any Financing Agreement. Each reference in the Financing Agreements to “this Agreement”, “herein”, “hereof” and words of like import shall mean such Financing Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Financing Agreements and all terms, conditions, representations, warranties, covenants and agreements set forth in the Financing Agreements, except as herein amended or waived are hereby ratified and confirmed and shall remain in full force and effect.

        (b) Counterparts; etc. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Delivery of an executed counterpart of this Amendment by fax shall have the same force and effect as the delivery of an original executed

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counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

        (c) Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with the governing law of the Loan Agreement.

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        IN WITNESS WHEREOF, Agent, Lenders, and Borrowers have caused these presents to be duly executed as of the day and year first above written.

BORROWERS

DELCO REMY INTERNATIONAL, INC.

DELCO REMY AMERICA, INC.

DR SALES, INC.

FRANKLIN POWER PRODUCTS, INC.

HSG I, INC.

HSG II, INC.

INTERNATIONAL FUEL SYSTEMS, INC.

JAX REMAN, L.L.C.

M. & M. KNOPF AUTO PARTS, L.L.C.

NABCO, INC.

POWRBILT PRODUCTS, INC.

REMY LOGISTICS, L.L.C.

REMY REMAN, L.L.C.

WILLIAMS TECHNOLOGIES, INC.

WORLD WIDE AUTOMOTIVE, L.L.C.

By:	/s/ DAVID E. STOLL

David E. Stoll
Title:	Vice President

[Signature Page to Amendment No. 1]

AGENT

CONGRESS FINANCIAL CORPORATION (Central), as Administrative Agent and US Agent

		By:	/s/ Anthony Vizginda

		Title:	First Vice President

REVOLVING LENDERS

THE CIT GROUP/BUSINESS CREDIT, INC.		WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Barbara F. Perich	By:	/s/ Mark Fagnani

Title:	Vice President	Title:	Executive Vice President

FLEET CAPITAL CORPORATION		GMAC BUSINESS CREDIT, LLC

By:	/s/ David Lehner	By:	/s/ Daniel J. Manella

Title:	Vice President	Title:	Senior Vice President

NATIONAL CITY BANK		UPS CAPITAL CORPORATION

By:	/s/ R. Alexander Curry	By:	/s/ John Hollovat

Title:	Senior Vice President	Title:	Portfolio Manager

RZB FINANCE LLC		ORIX FINANCIAL SERVICES, INC.

By:	/s/ Christoph Hoedl & Astrid Wilkie	By:

Title:	Vice President	Title:

[Signature Page to Amendment No. 1]

TERM LENDERS FORTRESS CREDIT OPPORTUNITIES I LP

BY:	FORTRESS CREDIT OPPORTUNITIES I GP LLC, its General Partner

	By:	/s/ Constantine DaKolias

	Title:	Chief Credit Officer

[Signature Page to Amendment No. 1]

REAFFIRMATION OF GUARANTY

{Subsidiaries of Delco Remy International, Inc.}

December 31, 2003

Congress Financial Corporation (Central), as Agent

150 S. Wacker Drive

Chicago, Illinois 60606

Re: Guaranty

Please refer to (1) the Amended and Restated Loan and Security Agreement dated as of October 3, 2003 (as amended, supplemented, restated or otherwise modified from time to time, the “ Loan Agreement”), by and among Delco Remy International Inc., a Delaware corporation, Delco Remy America, Inc., a Delaware corporation, DR Sales, Inc., a Delaware corporation, Franklin Power Products, Inc., an Indiana corporation, HSG I, Inc., a Delaware corporation, HSG II, Inc., a Delaware corporation, International Fuel Systems, Inc., an Indiana corporation, JAX Reman, L.L.C., a Delaware limited liability company, M. & M. Knopf Auto Parts, L.L.C., a Delaware limited liability company, Nabco, Inc., a Michigan corporation, Powrbilt Products, Inc., a Texas corporation, Remy Logistics, L.L.C., a Delaware limited liability company, Remy Powertrain, L.P., a Delaware limited partnership, Remy Reman, L.L.C., a Delaware limited liability company, Williams Technologies, Inc., a South Carolina corporation, World Wide Automotive, L.L.C., a Virginia limited liability company (each individually a “ Borrower” and collectively, “ Borrowers”), Congress Financial Corporation (Central), an Illinois corporation, as agent for Lenders referenced below (in such capacity and as US Agent, “Agent”), the financial institutions (each individually, a “ Lender” and collectively, “Lenders”) which are party thereto (capitalized terms used and not defined herein shall have the meanings assigned to them in the Loan Agreement) and (2) the Guaranty dated June 28, 2002 (as reaffirmed, the “Guaranty”) by each of the undersigned, as guarantors (collectively “Guarantors”), in favor of Agent. Pursuant to an Amendment No. 1 to Amended and Restated Loan and Security Agreement dated as of the date hereof (the “Amendment”) among Agent, Lenders party thereto and Borrowers party thereto, the Loan Agreement has been amended in accordance with the terms and conditions of the Amendment.

Each Guarantor hereby (i) acknowledges and reaffirms all of its obligations and undertakings under the Guaranty, and (ii) acknowledges and agrees that subsequent to, and taking into account all of the terms and conditions of the Amendment, the Guaranty is and shall remain in full force and effect in accordance with the terms thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each Guarantor has executed and delivered this Reaffirmation of Guaranty as of the day and year first above written.

NABCO, Inc., a Michigan corporation	REMY INTERNATIONAL, INC., a Delaware corporation

POWRBILT PRODUCTS, INC., a Texas corporation	REMY KOREA HOLDINGS, L.L.C., a Delaware limited liability company

REMY LOGISTICS, L.L.C., a Delaware limited liability company	DELCO REMY AMERICA, INC., a Delaware corporation

REMY REMAN, L.L.C., a Delaware limited liability company	DR SALES, INC., a Delaware corporation

WILLIAMS TECHNOLOGIES, INC., a South Carolina corporation	FRANKLIN POWER PRODUCTS, INC., an Indiana corporation

WORLD WIDE AUTOMOTIVE, L.L.C., a Virginia limited liability company	HSG I, Inc, a Delaware corporation

INTERNATIONAL FUEL SYSTEMS, INC., an Indiana corporation	HSG II, Inc, a Delaware corporation

JAX REMAN, L.L.C., a Delaware limited liability company	MAGNUM POWER PRODUCTS, L.L.C., a Delaware limited liability company

M. & M. KNOPF AUTO PARTS, L.L.C., a Delaware limited liability company

By:	/s/ DAVID E. STOLL

David E. Stoll
Title:	Vice President

[Signature Page to the Reaffirmation of Guaranty]

REAFFIRMATION OF GUARANTY

{Delco Remy International, Inc.}

December 31, 2003

Congress Financial Corporation (Central), as Agent

150 S. Wacker Drive

Chicago, Illinois 60606

Re: Guaranty

Please refer to (1) the Amended and Restated Loan and Security Agreement dated as of October 3, 2003 (as amended, supplemented, restated or otherwise modified from time to time, the “ Loan Agreement”), by and among Delco Remy International Inc., a Delaware corporation, Delco Remy America, Inc., a Delaware corporation, DR Sales, Inc., a Delaware corporation, Franklin Power Products, Inc., an Indiana corporation, HSG I, Inc., a Delaware corporation, HSG II, Inc., a Delaware corporation, International Fuel Systems, Inc., an Indiana corporation, JAX Reman, L.L.C., a Delaware limited liability company, M. & M. Knopf Auto Parts, L.L.C., a Delaware limited liability company, Nabco, Inc., a Michigan corporation, Powrbilt Products, Inc., a Texas corporation, Remy Logistics, L.L.C., a Delaware limited liability company, Remy Powertrain, L.P., a Delaware limited partnership, Remy Reman, L.L.C., a Delaware limited liability company, Williams Technologies, Inc., a South Carolina corporation, World Wide Automotive, L.L.C., a Virginia limited liability company (each individually a “ Borrower” and collectively, “ Borrowers”), Congress Financial Corporation (Central), an Illinois corporation, as agent for Lenders referenced below (in such capacity and as US Agent, “Agent”), the financial institutions (each individually, a “ Lender” and collectively, “Lenders”) which are party thereto (capitalized terms used and not defined herein shall have the meanings assigned to them in the Loan Agreement) and (2) the Guaranty dated June 28, 2002 (as reaffirmed, the “Guaranty”) by the undersigned, as guarantor (“Guarantor”), in favor of Agent. Pursuant to an Amendment No. 1 to Amended and Restated Loan and Security Agreement dated as of the date hereof (the “Amendment”) among Agent, Lenders party thereto and Borrowers party thereto, the Loan Agreement and the Foreign Loan Agreements have been amended in accordance with the terms and conditions of the Amendment.

Guarantor hereby (i) acknowledges and reaffirms all of its obligations and undertakings under the Guaranty, and (ii) acknowledges and agrees that subsequent to, and taking into account all of the terms and conditions of the Amendment, the Guaranty is and shall remain in full force and effect in accordance with the terms thereof.

[Signature Page Follows]

        IN WITNESS WHEREOF, Guarantor has executed and delivered this Reaffirmation of Guaranty as of the day and year first above written.

DELCO REMY INTERNATIONAL, INC., a Delaware corporation

By:	/s/ DAVID E. STOLL

David E. Stoll
Title:	Vice President

[Signature Page to the Reaffirmation of Guaranty]